Exhibit 10.1

AMENDMENT
TO THE
CNX RESOURCES CORPORATION.
DEFINED CONTRIBUTION RESTORATION PLAN

WHEREAS, CNX Resources Corporation (the “Corporation”) sponsors the CNX Resources Corporation Defined Contribution Restoration Plan (the “Plan”).

WHEREAS, the Corporation in its discretion may amend or terminate the Plan at any time and for any reason, and has exercised this authority previously.

WHEREAS, the Vice President of Human Resources has been directed to amend the Plan as set forth herein.

NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended, effective as of July 1, 2018, unless otherwise specified as follows:

1.	A new Section 1.4 is added to read as follows

1.4 This Plan is frozen effective July 1, 2018.

2.	Section 2.2, Award Period, is amended to add the following underlined language where indicated at the end thereof

2.2	Award Period. "Award Period" means each calendar year. The final Award Period for this Plan is 2017.

3.	Section 2.17, Participant, is amended to add the following underlined language where indicated at the end thereof:

2.17
Participant. "Participant" means any eligible employee who has Compensation in excess of the Compensation Limit for any Award Period; provided, however, the foregoing provisions shall not limit the Committee's discretion to determine whether an employee remains eligible to continue to actively participate in the Plan; provided, however, that as of November 28, 2017, Participant shall not include any individual for whom Mining assumed the Transferred Obligations. Effective July 1, 2018, there will be no further Participants in the Plan.

4.	Section 4.1, Accounts is amended to add the following underlined language where indicated:

4.1
Accounts. The Compensation Credits granted to a Participant under the Plan shall be added to the Participant's Account as set forth in this Article. Notwithstanding the foregoing or anything else in this Plan to the contrary, no Compensation Credits will be made to any Account     after July 1, 2018.

Exhibit 10.1

IN WITNESS WHEREOF, the Company's duly authorized delegate has caused this Amendment to be executed this 23rd day of July, 2018.

CNX Resources Corporation

By:    /s/ Stephanie L. Gill_____________________
Stephanie L. Gill, Esq.
Vice President, General Counsel & Corporate Secretary